Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173182 and 333-251210) of Pearson plc of our report dated 30 March 2022, except for the effects of the revision discussed in note 1b and the change in composition of reportable segments discussed in note 2 to the consolidated financial statements, as to which the date is 31 March 2023, relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

March 31, 2023